UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Credit Agreement

On January 31, 2008, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), as lender, BCH Ltd., a Canadian corporation, as borrower (“BCH”), and BCH Energy do Brasil Servicos de Petroleo Ltda., a Brazilian corporation (“BCH Energy”), as guarantor, entered into a Credit Agreement (the “Credit Agreement”), in which the Company made a non-revolving loan in the aggregate amount of $40 million dollars (the “Loan”) to BCH. The Loan is evidenced by a Convertible Subordinated Secured Debenture (the “Debenture”) and bears interest at a rate of 15% per annum until the maturity date. The Debenture’s maturity date is January 31, 2010. The Debenture is convertible at anytime (the “Conversion Option”) upon the Company’s written notice into 49% of the common equity of BCH. If the Company elects to exercise its Conversion Option, the outstanding principal balance of the Loan and accrued and unpaid interest will be applied against the conversion price to purchase the equity in BCH. Pursuant to the Credit Agreement, the Company may exercise the Conversion Option at anytime before the later of (i) December 31, 2009 or (ii) 30 days following receipt of an independent valuation from a mutually acceptable investment bank (the “Option Expiration Date”).

BCH Energy has agreed to enter into a guaranty to guarantee the payment and performance of the liabilities and obligations of BCH under the Credit Agreement.

The Credit Agreement contains customary events of default that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Agreement.

Option to Purchase and Governance Agreement

In connection with the Credit Agreement, the Company, BCH and BrazAlta Resources Corp., an Alberta corporation and parent of BCH (“BrazAlta”), entered into an Option to Purchase and Governance Agreement (the “Option Agreement”), whereby BrazAlta granted the Company an irrevocable option to purchase (the “Option to Purchase”) the remaining 51% of the outstanding common equity of BCH based on a valuation price from a mutually acceptable independent investment bank. The Option to Purchase expires on the Option Expiration Date. If the Company elects to exercise its Option to Purchase, the closing shall take place on January 31, 2010. In addition, BCH will be governed by six directors, with three nominees from BrazAlta and three nominees from the Company. The Chairman of the Board shall be a nominee from BrazAlta, who shall cast any deciding vote.

Subordination Agreement

The Company entered into a Subordination Agreement whereby the Company agreed to subordinate the indebtedness and obligations owed by BCH, BCH Energy and BrazAlta to Standard Bank Plc (“Standard”).

Important Additional Information

In connection with the proposed merger transaction between Allis-Chalmers and Bronco Drilling Company, Inc., Allis-Chalmers and Bronco Drilling will file a joint proxy statement/prospectus and both companies will file other relevant documents concerning the proposed merger transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550. The documents filed with the SEC by Bronco Drilling may be obtained free of charge from Bronco Drilling’s website at www.broncodrill.com or by calling Bronco Drilling’s Investor Relations department at (405) 242-4444. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger transaction. Allis-Chalmers and Bronco Drilling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of each company in connection with the merger transaction. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Information about the directors and executive officers of Bronco Drilling and their ownership of Bronco Drilling common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the Merger when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Credit Agreement, dated January 31, 2008, among Allis-Chalmers Energy Inc., as lender, BCH Ltd., as borrower, and BCH Energy do Brasil Servicos de Petroleo Ltda., as guarantor.
10.2	Option to Purchase and Governance Agreement, dated January 31, 2008, among Allis-Chalmers Energy Inc., BrazAlta Resources Corp. and BCH Ltd.
10.3	Subordination Agreement, dated January 31, 2008, among Allis-Chalmers Energy Inc., Standard Bank PLC, BCH Ltd., BCH Energy do Brasil Servicos de Petroleo Ltda. and BrazAlta Resources Corp.
10.4	Form of Convertible Subordinated Secured Debenture, included as Schedule E to Exhibit 10.1 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: February 6, 2008	By:	/s/ Theodore F. Pound III

	Name:	Theodore F. Pound III
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated January 31, 2008, among Allis-Chalmers Energy Inc., as lender, BCH Ltd., as borrower, and BCH Energy do Brasil Servicos de Petroleo Ltda., as guarantor.
10.2	Option to Purchase and Governance Agreement, dated January 31, 2008, among Allis-Chalmers Energy Inc., BrazAlta Resources Corp. and BCH Ltd.
10.3	Subordination Agreement, dated January 31, 2008, among Allis-Chalmers Energy Inc., Standard Bank PLC, BCH Ltd., BCH Energy do Brasil Servicos de Petroleo Ltda. and BrazAlta Resources Corp.
10.4	Form of Convertible Subordinated Secured Debenture, included as Schedule E to Exhibit 10.1 of this Current Report on Form 8-K.